                                                              Exhibit 10.49

                                   SUBLEASE


    THIS SUBLEASE ("Sublease") is made as of January 8, 1999, by CERIDIAN CORPORATION, a Delaware corporation ("Sublandlord") and STARTEC GLOBAL COMMUNICATIONS CORPORATION, a Maryland corporation ("Subtenant").

    A. Allan J. Riley, whose successor in interest is Allan J. Riley Marital Trust, c/o Allan J. Riley, as Trustee, 300 Park Avenue, New York, NY 10022, as landlord ("Prime Landlord"), and Sublandlord (whose name was formerly Control Data Corporation), as tenant, entered into that certain Lease dated as of July 16, 1985, as amended by a Modification of Lease executed by Sublandlord on June 22, 1990 and by Allan J. Riley on November 29, 1990, and as further amended by a Modification of Lease dated February 16, 1995 (collectively herein referred to as the "Prime Lease"), regarding certain premises ("Prime Lease Premises") in the building located at 1151 Seven Locks Road, Rockville, Maryland (the "Building ") all as described in the Prime Lease.

    B. Sublandlord and Subtenant have agreed to enter into a sublease as to the portion of the Prime Lease Premises shown hatched in the drawing attached as Exhibit A ("Sublease Premises"), comprising approximately 43,690 square feet, and including the loading dock shown on Exhibit A, upon the terms and conditions set forth below.

    1. SUBLEASE. Subject to Prime Landlord's written consent to this Sublease, Subtenant agrees to sublease from Sublandlord, and Sublandlord agrees to sublease to Subtenant, the Sublease Premises upon the terms and conditions set forth below. Sublandlord represents and warrants that it is the sole owner and holder of the lessee's interest under the Prime Lease, and that it has the full right and authority to Sublease the Sublease
Premises to Subtenant, upon Prime Landlord's written consent to this Sublease.

    2. SUBLEASE TERM. The term of this Sublease ("Sublease Term") will commence on the date that this Sublease is approved by the Prime Landlord ("Commencement Date") will continue until July 15, 2005 ("Termination Date").

    3. USE. Subtenant shall use the Sublease Premises for general office purposes (including the provision of co-location services as described in Section 10) and for no other purpose.

    4.   "AS IS" SUBLEASE; ALTERNATIONS; CONSTRUCTION; ALLOWANCE.

         (a) Subtenant agrees to accept the Sublease Premises in "as is" condition, "with all faults". Subject to paragraph 4(c) of this Sublease, Subtenant shall be responsible for the installation and cost of any and all improvements, alterations or other work required on or to the Sublease Premises or on or to any other portion of the property and/or Building of which the Sublease Premises are a part as required by any applicable law, rule or regulation as a result of Subtenant's alterations, use or occupancy of the Sublease Premises. Subtenant may, at its expense, make or install improvements, alterations or work on or to the Sublease Premises or on or to the property and/or Building of which the Sublease Premises are a part, provided, that all such improvements, alterations or work are performed in accordance with, and after obtaining any approvals required by, the Prime Lease and after obtaining Sublandlord's prior written consent, which consent shall not be unreasonably withheld, and if Sublandlord fails to respond within 15 business days following receipt of the plans and specifications for alterations the total cost of which exceeds $100,000, or within 5 business days following receipt of the plans and specifications for alterations the total cost of which is less than $100,000, the same shall be deemed approved by Sublandlord.

         (b) Subtenant shall have complete access to the Sublease Premises on and after the Commencement Date. Sublandlord acknowledges that Subtenant will construct a calling center and operation center at the Sublease Premises, and that space planning, design and construction services shall be obtained by Subtenant, all at Subtenant's expense. In the event that the initial build-out of the Sublease Premises is competitively bid, Subtenant agrees that Williamson Group will be given an opportunity to bid for the work, although Subtenant is under no obligation to select Williamson Group to perform any or all of such work.

         (c) Sublandlord hereby agrees to provide Subtenant with a $450,000.00 allowance (the "Allowance") for Subtenant's completion of the improvements and alterations to the Building and Sublease Premises set forth on the schedule entitled "Scope of Work" attached hereto as Exhibit B (the "Base Building Improvements") and for build-out of the Sublease Premises as Subtenant may require, with the excess, if any, to be applied as a credit against Subtenant's rent obligations under this Sublease. The Allowance shall be used to reimburse Subtenant for actual costs and expenses incurred by Subtenant to unrelated third parties in connection with the construction of (and the preparation of plans and specifications for) the Base Building Improvements.

         (d) The Base Building Improvements and any additional improvements for Subtenant's build-out of the Sublease Premises (together referred to as the "Improvements") shall be performed in accordance with plans and specifications prepared by or on behalf of Subtenant and approved in writing by Sublandlord, which approval shall not be unreasonably withheld or delayed, and if Sublandlord fails to respond within 5 business days following receipt of such plans and specifications, the same shall be deemed approved by Sublandlord. Subtenant shall ensure that all materials and workmanship regarding the Improvements shall be of uniformly good and workmanlike quality and in accordance with applicable governing codes and regulations and with the standards applicable to office buildings of similar size and character, and Subtenant shall ensure that the Improvements comply with the requirements of the Americans with Disabilities Act. Subtenant may retain a general contractor of its own selection for the construction of the Improvements, subject to Sublandlord's prior written approval of the selection of such general contractor, which shall not be unreasonably withheld or delayed, and if Sublandlord fails to respond within 5 business days following receipt of information regarding the proposed general contractor, the same shall be deemed approved by Sublandlord. Subtenant shall cause the Improvements to be performed in accordance with the terms and conditions of this Sublease, the Prime Lease and such other reasonable conditions as Sublandlord may impose during construction of the Improvements. Any damage caused by Subtenant's contractor or its subcontractors to any property of Sublandlord or other occupants of the Building shall be promptly repaired to Sublandlord's reasonable satisfaction, at Subtenant's expense.

         (e) Provided that Subtenant is not in default hereunder, the Allowance will be paid to Subtenant as such time as all Base Building Improvements have been completed and all costs and expenses incurred in connection therewith have been paid in full such that the Sublease Premises and the Building shall be and remain free from any and all claims of mechanic's, materialmen's and other similar liens relating to labor and/or materials supplied in connection with the Improvements. Such completion and payment shall be evidence by the following:

               (i) a certificate of completion for the Base Building
                   Improvements shall have been signed by Subtenant and the general contractor for the Base Building Improvements and delivered to Sublandlord, in a form reasonably acceptable to Sublandlord; and

              (ii) Subtenant shall have delivered to Sublandlord written evidence of payment to, and copies of signed final, complete and unconditional lien waivers from, all contractors, subcontractors and suppliers (to the extent the suppliers have lien rights) who have supplied labor or materials in excess of $5,000 in connection with the Base Building Improvements, together with written certification as to the accuracy and completeness with which Subtenant has identified all such parties.

Sublandlord will designate a person to serve as project manager, at Sublandlord's expense, for the construction of the Base Building Improvements and will give Subtenant notice of the name, address and telephone number of such person. Subtenant shall submit to such project manager as Sublandlord's representative each of the items which it is required to submit to Sublandlord under this Section 4.

         (f) Sublandlord licenses Subtenant to use approximately 1,000 square feet of the rooftop area of the Building in a location designated by Sublandlord for the purpose of installation and use of one or more satellite communication dishes or antennas and for installation and maintenance of HVAC units. Said installation shall be in accordance with plans and specifications approved by Sublandlord, and if required, by Prime Landlord. The Plans and specifications shall include the means of attaching the portion of such equipment to the roof of the Building or improvements located thereon. Sublandlord agrees to cooperate with Subtenant to secure all necessary approvals from Prime Landlord and State, Federal and other governmental authorities to construct, operate and maintain such equipment. All such equipment shall be constructed and maintained by Subtenant in accordance with applicable laws, ordinances, rules and regulations and in compliance with the requirements of the insurers of the Building. Subtenant shall indemnify and defend Sublandlord from and against all loss, claim, damage and expense arising out of the construction, maintenance and operation of such equipment. All work in connection with such equipment shall be done by Subtenant in accordance with the requirements for Improvements under Section 4(d) and (e) hereof. Subtenant shall remove all such communications equipment on or before the expiration or termination date of this Sublease, and repair any damage cause by installation or removal, and no such action shall materially interfere with work being performed by Sublandlord. Subtenant shall give to Sublandlord notice of any notices which Subtenant receives from third parties that any of the equipment is or may be in violation of any law, ordinance, or regulation. Subtenant shall pay all taxes of any kind or nature whatsoever levied upon said equipment and all licensing fees, franchise taxes and other charges, expenses and other costs of any nature whatsoever relating to the construction, ownership, maintenance and operation of said equipment. Subtenant agrees to refrain from interference with the operation of radio, television or other electromagnetic radiation and reception facilities or AM or FM broadcasting and two-way radio and microwave transmission in and around the Building which comply with U.S. Government regulations. Nothing herein shall prevent Sublandlord from licensing others to use the roof in other areas of the Building for development, installation and operation of electromagnetic radiation and reception facilities or FM broadcasting and two-way radio and microwave transmission provided such facilities do not unreasonably or materially interfere with the operations of Subtenant pursuant to its rights granted herein.

     5.   RENT, OPERATING COSTS, TAXES AND UTILITIES.

          (a) Base Rent. For purposes of this Sublease the term "Lease Year" shall mean a period of 12 consecutive calendar months commencing on the first day of the month following the Rent Commencement Date (as hereinafter defined), or commencing on the Rent Commencement Date if it occurs on the first day of a month, and each subsequent 12-month period thereafter, including the partial Lease Year in which the Term of this Sublease expires. Subtenant will pay monthly base rent for the Sublease Premises in advance, without abatement, deduction or setoff, commencing on the later of (i) April 1, 1999 or (ii) a date 90 days after the date that the Prime Landlord's
Consent to this Sublease, as described in Section 21, is obtained and furnished to Subtenant (the "Rent Commencement Date"), and continuing on the first day of each calendar month thereafter during the Sublease Term, in the following amounts ("Base Rent") for each of the following Lease Years:




         BASE RENT
         ---------

         MONTHLY           (ANNUAL)               LEASE YEAR
         ---------         --------               ----------

         $32,767.50        ($393,210.00)               1
         $33,750.53        ($405,006.30)               2
         $34,763.04        ($417,156.49)               3
         $35,805.93        ($429,671.18)               4
         $36,880.11        ($442,561.32)               5
         $37,986.51        ($455,838.16)               6
         $39,126.11        ($469,513.30)               7


Payment of Base Rent for any partial month shall be prorated on a daily basis.

          (b) Common Area Maintenance Costs. Subtenant will also pay to Sublandlord, as additional rent, in payment for the cost of providing snow removal and landscaping services the sum of $910.21 per month, with such amount being increased on January 1, 2000 and on January 1 of each subsequent year by an amount equal to 3% of the monthly amount to be paid in the previous calendar year.

          (c) Taxes, Subtenant will also pay, as additional rent, 26.17% of taxes, assessments and other amounts to be paid by Sublandlord under
Section 8(a) of the Prime Lease, as and when due under the Prime Lease. A copy of the current real estate tax bill for the Prime Lease Premises is attached hereto as Exhibit C.

          (d) Utilities. Subtenant agrees to separately meter and be responsible for all utilities to be furnished to the Sublease Premises, and Subtenant shall not be responsible for reimbursing Sublandlord for any other utility costs or charges incurred with respect to the Prime Lease Premises. Subtenant agrees to pay all utility and service charges to be paid with respect to the Sublease Premises, including, but not limited to, electricity, fuel, gas, water, sewer, trash removal and telephone (including equipment and installation charges). Subtenant shall pay such utility and service charges as the same become due. Sublandlord shall have no liability whatsoever relating to any interruption of any utility services or the failure of any utility service to be provided to the Sublease Premises, and rent shall not be abated for any period the Sublease Premises are untenantable as a result of the unavailability of utility facilities. Subtenant shall maintain the HVAC systems and equipment and any sprinkler system serving the Sublease Premises, and Sublandlord shall have no responsibility with respect thereto.

          (e) Care of Sublease Premises. Except as expressly provided in this Sublease, Sublandlord shall have no obligation for repair or maintenance of the Sublease Premises, the HVAC serving the Sublease Premises, or any fixtures or equipment in the Sublease Premises. Subtenant will keep the Sublease Premises and the fixtures and equipment in the Sublease Premises in as good condition and repair as they were in at the time possession of the Sublease Premises is tendered to Subtenant, except for ordinary wear and damage from fire or other casualty beyond Subtenant's control. If Subtenant fails to do so, Sublandlord and its agents may enter the Sublease Premises at any time in the event of an emergency, and in all other cases upon reasonable advance notice and at reasonable times, provided that Sublandlord is accompanied by a representative of Subtenant (except in the case of an emergency) to perform the maintenance and repairs and charge the costs to Subtenant. Subtenant will, at its expense, promptly comply with all laws, ordinances, rules, orders, regulations and other requirements of governmental authorities now or subsequently pertaining to the Sublease Premises. Subtenant will pay any taxes or other charges by any governmental authority on Subtenant's property or trade fixtures in the Sublease Premises or relating to Subtenant's use of the Sublease Premises.

     6. PARKING. During the Sublease Term, Subtenant will have the nonexclusive use, at no additional cost, of 160 non-reserved parking spaces that are part of the Prime Lease Premises in common with other occupants of the Building; provided that Subtenant shall not use those spaces shaded on the drawing attached hereto as Exhibit E. In addition, Subtenant shall have the right to identify no more than 12 reserved parking spaces for Subtenant's parking, but only to so long as no other current or subsequent occupant of the Building objects to such reserved parking. The 12 spaces to be designated as parking spaces for Subtenant will be identified by Sublandlord within 30 days of the Commencement Date. Sublandlord and Subtenant agree that the parking rights of Subtenant are subject to the provisions of the letter agreement dated February 8, 1999 signed by Prime Landlord, a copy of which is attached hereto as Exhibit D. Sublandlord covenants and agrees with Subtenant that, subject to the terms of the Prime Lease and unless required under the Prime Lease, during the Sublease Term Sublandlord shall not reconfigure the parking lot without Subtenant's consent, which consent shall not be unreasonably withheld. Subtenant shall have the right, at Subtenant's expense, to mark the reserved parking spaces as "Reserved". Sublandlord also agrees that it has not heretofore granted, and during the Sublease Term shall not grant, to other occupants of the Building parking rights to a specified number of parking spaces which together with Subtenant's rights to 172 parking spaces will exceed the total number of parking spaces for the Building; provided, however, that (i) Sublandlord makes no representation as the actual numbers of spaces being used from time to time by occupants of the Building, (ii) Subtenant acknowledges and agrees that Sublandlord shall have no obligation to enforce, police or segregate parking with respect to any parking spaces for the Building, including those referred to as reserved parking spaces in this Section, and (iii) all parking provisions of this Sublease are subject to the parking provisions of the Prime Lease and the attached Exhibit D.

    7. PERFORMANCE OF PRIME LEASE BY SUBTENANT AND SUBLANDLORD. Except as otherwise set forth in this Sublease, Subtenant assumes and agrees to keep, obey and perform all of the terms, covenants and conditions of Sublandlord as Tenant under the Prime Lease with respect to the Sublease Premises, provided, however, that Subtenant shall not be responsible for (i) Sublandlord's rental obligations to the Prime Landlord, (ii) payment of real estate taxes (except for payment to Sublandlord as provided in Section 5(c) of this Sublease,
(iii) maintenance or repairs to portions of the Prime Lease Premises other than the Sublease Premises, (iv) maintenance or repairs to the Building foundation, roof, structural elements, exterior walls, or common areas
(v) insurance obligations of Sublandlord under the Prime Lease (except for Subtenant's insurance obligations under Section 9 of this Sublease),
(vi) damage or destruction to the Building by fire or other casualty, or
(vii) any obligations for Sublandlord's costs (if any) in connection with the provisions of the Modification of Lease dated June 22, 1990 between Prime Landlord and Sublandlord.

    8. SUBLANDLORD'S ACCESS. Subtenant agrees that Sublandlord and its agents may enter upon and examine the Sublease Premises upon reasonable, advance notice and at reasonable times, provided that Sublandlord is accompanied by a representative of Subtenant.

    9. INSURANCE; WAIVERS. Subtenant will, during the Sublease Term, continuously maintain commercial umbrella general liability insurance coverage of at least $7,000,000, which insurance policy shall name Sublandlord as an additional insured party, and a certificate thereof acceptable to Sublandlord shall be delivered to Sublandlord prior to the delivery of the Sublease Premises to Subtenant. Subtenant hereby agrees to indemnify and hold harmless Sublandlord from, and shall reimburse Sublandlord for, all costs and expenses, including reasonable attorneys' fees, incurred by Sublandlord in connection with the defense of all claims and demands of third persons, including but not limited to those for death, personal injuries, or property damage, arising out of any default of Subtenant in performing or observing any term, covenant, condition or provision of this Sublease, or out of the use or occupancy of the Sublease Premises by Subtenant, or out of any of the acts or omissions of the Subtenant, its agents, representatives, employees, customers, guests, invitees or other persons who are doing business with Subtenant or who are at the Sublease Premises with Subtenant's consent. Subtenant, for itself and its insurers, hereby further expressly waives all claims against Sublandlord for any and all loss of or damages to property owned or possessed by Subtenant in the Sublease Premises by or resulting from any thing or circumstance other than Sublandlord's willful misconduct, if such loss or damage is reasonably insurable.

    10.  ASSIGNMENT AND SUBLETTING; CO-LOCATION.

         (a) Subtenant may not, without the prior written consent of Sublandlord, assign or pledge this Sublease, sublet all or any part of the Sublease Premises, allow any liens to be placed on this Sublease or the Sublease Premises, or suffer this Sublease or the Sublease Premises or any portion thereof to be attached or taken upon execution. Sublandlord's consent shall be in accordance with the requirements of the Prime Lease and shall not be unreasonably withheld, and if Sublandlord fails to respond within 10 business days following receipt of the required information regarding the proposed sublease or assignment, the same shall be deemed approved by Sublandlord if approved by Prime Landlord. Sublandlord may assign its interest under this Sublease at any time, and in such case, Sublandlord shall be released from any liability arising under this Sublease after the effective date of such assignment, provided that the

Sublandlord's assignee (i) has been assigned all of Sublandlord's rights under the Prime Lease, and the Prime Landlord has consented to such assignment, (ii) has a book net worth (determined in accordance with generally accepted accounting principles) for the calendar quarter-end preceeding the effective date of such assignment in excess of $100 million and (iii) has agreed in writing to assume and accept all of Sublandlord's obligations under the Sublease and acknowledges receipt of all amounts held by the assignor under paragraph 17 of this Sublease.

         (b) Sublandlord acknowledges and agrees that Subtenant may enter into agreements with its customers and/or end users ("Co-location Agreements") providing for physical location of telecommunication equipment and facilities within the Sublease Premises, maintained and serviced by Subtenant and placed in the Sublease Premises at Subtenant's sole cost, expense and risk, provided that such Co-location Agreements shall be subordinate to the Lease, this Sublease and to any mortgages, deeds of trust, or land sale contracts now or in the future, against the Prime Lease Premises. Subtenant may enter into Co-location Agreements with third parties, for the use of the Sublease Premises at the sole discretion of Subtenant, and so long as no more than 25% of the Sublease Premises shall be used for Co-location Agreements and the owners of the equipment installed under the Co-location Agreements shall not have the right to continuously occupy the Sublease Premises with employees or contractors other than Subtenant, then any provision of the subletting and assignment provisions of this Lease to the contrary notwithstanding, such Co-location Agreements shall not be construed as an assignment or subletting.

    11.  TERMINATION.

(a) If any substantial portion of the Subleased Premises which is sufficient to render the remaining portion unsuitable for Subtenant's continuing use or occupancy in Subtenant's business is taken by condemnation or other eminent domain proceedings for a period exceeding three calendar months, then Subtenant may, not later than 30 days after the effective date of the taking (or the expiration of the three calendar months should the taking be for a temporary but indeterminate period of time), notify Sublandlord of Subtenant's intent to terminate this Sublease upon any business day specified in such notice which occurs not less than 80 nor more than 180 days after the giving of such notice. Any award of damages for such taking shall be allocated between Sublandlord and Prime Landlord as provided in the Prime Lease. All damages, awards and payments for the taking to which Sublandlord is entitled under the Prime Lease will belong to Sublandlord irrespective of the basis upon which they were made or awarded, except that Subtenant will be entitled to any amounts specifically awarded for Subtenant's trade fixtures or equipment or as a relocation payment or allowance to Subtenant if the same does not reduce the award to Sublandlord. For purposes of this paragraph, any condemnation which exceeds 25% of the Sublease Premises, or which makes access to or use of the Sublease Premises unreasonably inconvenient or dangerous or which significantly affects sanitary or other facilities necessary for the occupancy of the Building for office purposes shall be presumed, at the option of Subtenant, to be an event permitting termination by Subtenant.

         (b) If the Sublease Premises or Building is damaged by a fire, storm or other casualty, the damage (excluding damage to improvements paid for by Subtenant or trade fixtures, equipment or personal of Subtenant) will be repaired by Sublandlord at its expense to a condition as near as reasonably possible to the condition prior to the casualty, but if Sublandlord is not required to restore the Prime Lease Premises under the Prime Lease and the Prime Lease has been terminated, Sublandlord may terminate this Sublease as of the date of the casualty by giving written notice to Subtenant within 30 days after the casualty. If this Lease is not terminated, Sublandlord will complete the repairs as soon as reasonably possible, subject to acts of God, strikes and other matters not within the control of Sublandlord. If this Lease is terminated because of the casualty, rents and other payments will be prorated as of the termination and will be proportionately refunded to Subtenant or paid to Sublandlord, as the case may be. During any period in which the Sublease Premises or any portion of the Sublease Premises is made untenantable as a result of the casualty, the Base Rent and additional rent will be abated for the period of time untenantable in proportion to the square foot area untenantable. For purposes of this paragraph, any damage which results in more than 25% of the Sublease Premises being untenantable, or which makes access to or use of the Sublease Premises unreasonably inconvenient or dangerous, or which significantly affects sanitary or other facilities necessary for the occupancy of the Sublease Premises for office purposes, shall be presumed, at the option of Subtenant, to render the entire Sublease Premises untenantable, and the Base Rent and additional rent will be abated for the period of time untenantable plus a period for Subtenant to prepare the Sublease Premises for occupancy and to move back into the Sublease Premises, which period shall not exceed 90 days.

(c) Subtenant shall have no obligation to restore the Building or Sublease Premises in the event of damage or condemnation provided that should it continue occupancy, it shall be responsible for compliance with all applicable laws and regulations as to occupancy.

except those which relate to access to the Sublease Premises, to areas outside the Sublease Premises, to common facilities, or to the structural integrity of the Building.

         (d) Except as otherwise provided above in this Section 11, this Sublease shall terminate at the end of the Sublease Term. Subtenant will peacefully and quietly vacate and surrender the Sublease Premises to Sublandlord at the expiration of the Sublease Term, in the condition called for under
Section 24 of the Prime Lease.

         (e) The existence of this Sublease is dependent and conditioned upon the continued existence of the Prime Lease, and in the event of the cancellation or termination of the Prime Lease, this Sublease automatically shall be terminated; provided, however, that this provision shall not be deemed to release Sublandlord of liability if the Prime Lease is canceled or terminated due to a default by Sublandlord as Tenant under the Prime Lease, or as Sublandlord under this Sublease, which default did not result, in whole or in part, from a default by Subtenant under this Sublease. Sublandlord agrees not to amend, alter or modify any of the provisions of the Prime Lease affecting Subtenant, or to surrender the Prime Lease, without Subtenant's consent, which consent will not be unreasonably withheld or delayed. Sublandlord shall have no liability to Subtenant due to the termination of the Prime Lease by reason of any default by subtenant under this Sublease, or by reason of any condemnation or destruction of the Prime Lease Premises, except as provided above in this
Section 11.

     12. DEFAULT. If Subtenant defaults in its obligations under this Sublease, Sublandlord shall have all of the same rights and remedies against Subtenant as would be available to the Prime Landlord against Sublandlord if Sublandlord were in default under the Prime Lease, as fully as if such rights and remedies were set forth in this Sublease. Subtenant will have the same rights to notice of default and opportunity to cure the default that Sublandlord would have in the event of default under Section 19(a) of the Prime Lease.

     13. NOTICES. Any notice or demand permitted or required hereunder shall be given only if it is in writing and delivered via a nationally recognized overnight delivery service, for next-day delivery, confirmation of receipt requested (the date of which confirmation shall be the date that notice shall be deemed given), addressed as follows:

         If to Sublandlord:   Ceridian Corporation
                              8100-34th Avenue South
                              Bloomington, Minnesota 55425
                              Attn: Corporate Real Estate (HQS12B)

         If to Subtenant:     Startec Global Communications Corporation
                              10411 Motor City Drive
                              Bethesda, Maryland 20817
                              Attn: John Selvaraj

         With copy to:        Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
                              11921 Rockville Pike, Third Floor
                              Rockville, Maryland 20852
                              Attn: Richard J. Melnick


The foregoing addresses may be changed from time to time by notice as above provided, which change shall be effective 10 days after notice is given.

     14. ENTIRE AGREEMENT. This Sublease contains the entire agreement between Sublandlord and Subtenant regarding the Sublease Premises. Subtenant agrees that it has not relied on any statement, representation or warranty of any person except as set out in this Sublease. This Sublease may be modified only by an agreement in writing signed by Sublandlord and Subtenant. No surrender of the Sublease Premises, or of the remainder of the sublease Term, will be valid unless accepted by Sublandlord in writing.

     15. SUCCESSORS AND ASSIGNS. All provisions of this Sublease will be binding on and for the benefit of the successors and assigns of Sublandlord and Subtenant, except that no person or entity holding under or through Subtenant in violation of any provision of this Sublease will have any right or interest in this Sublease or the Sublease Premises.

     16. COMMISSIONS. If this Sublease is executed and payment by Subtenant is made under Section 17 hereof, Sublandlord shall pay any commission due or owing to Cushman & Wakefield (who in turn shall pay any commission owing to West, Lane & Schlager Realty Advisors LLC) pursuant to separate agreements with said parties regarding this Sublease. Sublandlord and Subtenant shall each indemnify and hold the other harmless from and against any claims, losses, costs or liability arising from any other parties who may claim a brokerage commission as a result of the indemnifying party's actions or agreements in connection with this Sublease.

     17. SECURITY DEPOSIT. Subtenant herewith pays to Sublandlord the sum of $32,767.50 to be applied to the Base Rent and additional rent due under this Sublease. Subtenant also deposits the sum of $65,535.00 with Sublandlord to be held as a security deposit. Sublandlord may commingle the security deposit with other funds but will refund $32,767.50 to Subtenant without interest on or before April 1, 1999, and $32,767.50 to Subtenant without interest on termination of this Sublease, in each case less any amounts necessary in Sublandlord's reasonable opinion to pay the cost of repair or restoration of the Sublease Premises to the condition required under this Sublease or to cure any defaults of Subtenant under Section 24 of the Prime Lease.

     18. CLEANING. Neither Prime Landlord nor Sublandlord shall have any responsibility for janitorial services or cleaning for the Sublease Premises, and all such services shall be contracted for directly by Subtenant.

     19. ACCESS. Subtenant shall have access to the Sublease Premises 24 hours per day, seven days per week.

     20. SIGNAGE. Subtenant will not place or permit any signs on the exterior or windows of the Building, or in any other location visible from the exterior of the Building or from any common areas of the Building, unless the same complies with all governmental laws, ordinances and regulations, and unless the proposed signage has been approved by both Prime Landlord and Sublandlord, which consent shall not be unreasonably withheld by Sublandlord.

     21.  PRIME LANDLORD'S CONSENT.

          (a) This Sublease is expressly subject and subordinate to all of the terms, covenants and conditions contained in the Prime Lease, including the consent of the Prime Landlord. This Sublease is conditioned upon Sublandlord's and Subtenant's receipt of a written consent from Prime Landlord and Sublandlord, in substantially the form attached hereto as Exhibit D, on or before January 20, 1999. In the event that the Prime Landlord has not executed the Consent by January 30, 1999, then either party may terminate this Sublease upon written notice to the other given prior to the receipt of such consent. Sublandlord agrees to use commercially reasonable efforts to obtain the consent of the Prime Landlord to this execution of this Sublease, and Subtenant agrees to use commercially reasonable efforts to furnish the Prime Landlord such information as may be reasonably requested by the Prime Landlord.

          (b) Whenever this Sublease or the Prime Lease requires the consent of the Prime Landlord to any proposed or actual action of the Subtenant, Sublandlord agrees that if Sublandlord approves the action, it shall cooperate with, and shall use commercially reasonable efforts to obtain, the Prime Landlord's consent to such action, so long as the same is all without cost or expense to Subtenant.

     22. ESTOPPEL CERTIFICATES. Both Sublandlord and Subtenant shall provide each other with estoppel certificates pursuant to the provisions of the first sentence of Section 22 of the Prime Lease with respect to the Sublease Premises.

     Sublandlord and Subtenant have executed this Sublease as of the date first stated above.

                                    Sublandlord:

                                    CERIDIAN CORPORATION



                                    -------------------------------
                                    By:  F. P. Zielinski
                                         --------------------------
                                    Its: Vice President
                                         --------------------------


                                    Subtenant:

                                    STARTEC GLOBAL
                                    COMMUNICATIONS CORPORATION


                                        /s/  Ram Mukunda
                                     ------------------------------
                                     By:  Ram Mukunda
                                         --------------------------
                                     Its: CEO
                                         --------------------------

                                    EXHIBIT A

                            SUBLEASE PREMISES DRAWING

                                   [Recital B]




                                     [Graph]

                                    EXHIBIT B
                  SPECIFICATIONS FOR BASE BUILDING IMPROVEMENTS

                                 [SECTION 4(c)]
                                  SCOPE OF WORK

                    STARTEC GLOBAL COMMUNICATIONS CORPORATION
                              1151 SEVEN LOCKS ROAD
                               ROCKVILLE, MARYLAND


1.  DEMOLITION

     a. Remove significant areas of partitions and doors for proposed tenant area to reconfigure for new layout.
     b. Remove existing flooring at proposed tenant area to allow for new carpet, VCT and ceramic flooring.
     c.   Disconnect plumbing and electric to allow for demolition

2.   CONCRETE

     a. Provide a new ADA compliant ramp with painted steel pipe railings from the office area to the rear open area.
     b.   Provide new concrete for patching of trade related demolition.

3.   MISCELLANEOUS CONSTRUCTION

     a. Provide roof openings, flashings and steel supports for new roof top HVAC unit and exhaust fans.
     b. New floor mounted toilet partitions and wall mounted accessories to allow for bathroom ADA upgrade and additional toilets.
     c.   Replace at least (13) window blinds with new, similar to existing.

4.   DOORS AND FRAMES

     a. Provide new solid core, paint grade doors with hollow metal knock down frame and standard lever passage set with at least twenty-three (23) locksets.
     b.   All doors to have lever style passage sets.

5.   ALUMINUM AND GLASS

     a. Provide at least thirteen (13) new side lights at all interior office doors.

6.   MILLWORK

     a.   New plastic laminate countertops for new bathrooms and showers.
     b.   New plastic laminate counter and cabinets for Lunch Room (at least 20
          LF).
     c.   Closet shelving (approximately 30 LF).

7.   DRYWALL AND ACOUSTICAL

     a.   Provide new ceiling high partitions at all areas for new layout.
     b.   Patch existing walls from partition modifications.
     c.   Replace existing ceiling title and grid with new guilding standard.

8.   FINISHES

     a. Paint new and existing walls with two coats of flat latex. Door units shall be painted with alkyd semi-gloss.
     b. Provide approximately 5,500 SY of 26 ounce standard commercial level loop carpet at offices, corridors and classrooms.
     c.   New 2 x 2 ceramic tile floor for new bathroom.
     d.   New 2 x 2 ceramic tile, 48" high at urinals.
     e.   New VCT flooring for Lunch, Service and PBX.
     f.   New vinyl base throughout.

9.   SPECIALTIES

     a.   New toilet partitions for bathroom.
     b.   New standard office bathroom accessories including ADA compliance.

10.  PLUMBING

     a. Modify plumbing lines and provide new handicap fixtures as required for ADA compliance at new bathrooms.
     b.   Provide cold water supply for coffee maker in Lunch Room.
     c.   Provide new water heater for bathroom expansion.
     d. Provide new plumbing fixtures for bathroom expansion (at least seven stalls).
     e.   Provide new water cooler.
     f.   Provide new garbage disposal for Lunch Room.

11.  SPRINKLER

     a. Relocate and add heads for new partition layout based on a business use and a Light Hazard Occupancy.

12.  HVAC

     a. Provide and install multiple new gas heat, electric cooling rooftop units, with 24-hour operation. The unit will have a roof curb, economizer with power exhaust, smoke detector and five (5) year manufacture's compressor warranty.
     b. Install 2 x 2 lay-in supply diffusers and 2 x 2 return grilles. All systems will have ducted supplies. All supply ductwork will be insulated.
     c. Modify existing duct and/or provide new duct to accommodate proposed tenant layout. All units will be on a central control system with individual controls and night setback. All systems will have smoke detectors.
     d. Exhaust fans will provided for Conference Rooms, PBX Rooms, bathrooms, File Server and Lunch Room.

13.  ELECTRICAL

     a. Provide at least twenty-four (24) additional light fixtures to replace existing fixtures that are beyond repair.
     b. Electrical connections for standard office HVAC unit, new bathroom plumbing fixtures and exhaust fans.
     c.   Lighting:

          (1)  Relocate existing lighting for new tenant layout.
          (2) Provide and install new exit signs and battery exit lights to accommodate new tenant layout.
          (3) Provide individual switching of rooms and lighting contractor at large open area.

                                                                                                               Division of Treasury
    [SEAL]                                       Tax Period July 1, 1998 - June 30, 1999                         101 Monroe Street
                                                            FULL YEAR BILL                                            5th Floor
                                                                                                                Rockville, MD 20850
          1998
                                                                                                       Hours: 8:00 a.m. - 4:30 p.m.
                                                                                                                   Mon. - Fri.

     ALLAN J RILBY TRUSTEE                                                                        ---------------------------------
     C/O CERIDIAN CORP                                                                            BILL DATE            ACCOUNT
     8100 34TH AVE S                                                                              ---------------------------------
     BLOOMINGTON   MN 55122                                                                       07/13/1998           01820676
                                                                                                  ---------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     MORTGAGE INFORMATION                              PROPERTY ADDRESS                                  TAXABLE ASSESSMENT
-----------------------------------------------------------------------------------------------------------------------------------
THIS IS A COPY OF THE BILL MAILED              11511 FORTUNE TER                              STATE:                     $5,119,120
TO YOUR MORTGAGE COMPANY FOR                                                                ---------------------------------------
PAYMENT.                                       LEGAL: WHEEL OF FORTUNE                        COUNTY:                    $5,119,120
                                             --------------------------------------------------------------------------------------
                                                      LOT                BLOCK                 DIST         SUB       TAX CLASS
                                             --------------------------------------------------------------------------------------
                                                      F23                  A                    4           201           50
-----------------------------------------------------------------------------------------------------------------------------------
                     ***PROPERTY MAY BE ELIGIBLE FOR SEMIANNUAL PAYMENT--CALL 301-217-2920***
-----------------------------------------------------------------------------------------------------------------------------------
                       TAXES CHARGES FEES                                                         RATE                AMOUNT DUE
-----------------------------------------------------------------------------------------------------------------------------------

  GENERAL MONTGOMERY COUNTY PROPERTY TAX                                                         1.9230                  $98,440.68
  STATE OF MARYLAND PROPERTY TAX                                                                -----------------------------------
  MUNICIPAL PROPERTY TAX CITY OF ROCKVILLE                                                        .2100                   10,750.15
  SPECIAL AREA PROPERTY TAX                                                                     -----------------------------------
  SOLID WASTE CHARGE   REF AREA 45 - UNITS 74 - COMM. MED LOW                                     .8150                   41,720.83
  MUNICIPAL FRONT FOOT BENEFIT CHARGE                                                           -----------------------------------
  WSSC FRONT FOOT BENEFIT CHARGE                                                                  .3690                   18,889.55
                                                                                                -----------------------------------
                                                                                                                          16,454.64
                                                                                                            -----------------------

                                                                                                            -----------------------

                                                                                                            -----------------------


                                                                                                            -----------------------
                               NOT PRINCIPAL RESIDENCE                                               TOTAL              $186,255.85
-----------------------------------------------------------------------------------------------------------------------------------
     County Rate of 1.523 in Less Than Constant Yield Rate of 1.928 by 0.005
-----------------------------------------------------------------------------------------------------------------------------------


                             ---------------------------------------------------------------    -----------------------------------
                                                Cashier's Use Only                                     Amount Due if Paid By:
                             ---------------------------------------------------------------    -----------------------------------
                             SEQ#              B0008378     ACCT#            04-  1820676
                             ---------------------------------------------------------------    -----------------------------------
      [SEAL]                 TAX            $186,255.85     ADV
                             ---------------------------------------------------------------    -----------------------------------
                             INT                            O/S                                   10/31/98              $189,360.74
                             ---------------------------------------------------------------    -----------------------------------
TAX PERIOD  7/1/98-8/30/99   SUB                            TOTAL                                 09/30/98              $186,255.85
                             ---------------------------------------------------------------    -----------------------------------
                                                                                                        NO PARTIAL PAYMENTS

                                 80008378018625585018936074019246376019556864019867353020177655008

     ALLAN J RILEY TRUSTEE
     C/O CERIDAN CORP                         Check here if your address changed &
     8100 34TH AVE S                          enter change on reverse side.          /__/
     BLOOMINGTON   MN 55122                                                                         Make Check Payable to:
                                                                                                    Montgomery County, MD
                                                                                                   --------------------------------
                                                                                       AMOUNT PAID  $
                                                                                                   --------------------------------
                                               RETURN THIS PORTION WITH PAYMENT

                              EXHIBIT E

                               PARKING
                               -------






                            GRAPHIC